UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry Into a Material Definitive Agreement.

On April 2, 2018, ReShape Lifesciences Inc. (the “Company”) entered into a placement agent agreement with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of shares of the Company’s series D convertible preferred stock (“Series D Preferred Stock”) and warrants to purchase shares of the Company’s common stock in a registered direct offering.  The Company agreed to pay the Placement Agent an aggregate fee equal to 8.0% of the gross proceeds received in the offering and to reimburse the Placement Agent for up to $105,000 of expenses incurred by the Placement Agent in connection with the offering.

Also on April 2, 2018, the Company and Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (the “Purchasers”) entered into a securities purchase agreement, pursuant to which the Company agreed to sell to the Purchasers 6,000 shares of Series D Preferred Stock, convertible at any time at the holder’s option into a number of shares of the Company’s common stock equal to $1,000 divided by $0.75 (the “Conversion Price”), and warrants to purchase shares of the Company’s common stock at an exercise price of $0.75 per share. The warrants will have a one-year term (or, if later, eight months after the Company obtains the requisite stockholder approval described below) and will initially be exercisable for 35 million shares of common stock, in the aggregate, subject to the terms and conditions set forth in the warrants. The offering closed on April 3, 2018.

Each unit was sold at a negotiated price of $1,000 per unit. The Conversion Price of the Series D Preferred Stock and exercise price of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, dilutive issuances, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock.

The net proceeds to the Company from the registered direct offering, after deducting placement agents fees and expenses and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $5.25 million.  The Company currently intends to use the net proceeds from the offering to continue its commercialization efforts, for clinical and product development activities and for other working capital and general corporate purposes.

The shares of Series D Preferred Stock, warrants to purchase common stock, and shares of common stock issuable upon conversion of the shares of Series D Preferred Stock and exercise of the warrants were issued pursuant to a prospectus supplement dated as of April 2, 2018, which was filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-216600), which became effective on July 21, 2017.  A copy of the opinion of Fox Rothschild LLP relating to the legality of the issuance and sale of the shares of Series D Preferred Stock, warrants to purchase common stock, and shares of common stock issuable upon conversion of the Series D Preferred Stock and exercise of the warrants in the offering is attached as Exhibit 5.1 hereto.

The 43.0 million shares of common stock initially issuable upon conversion of all of the shares of Series D Preferred Stock and exercise of the warrants being offered at the initial Conversion Price exceeds 20% of the Company’s outstanding common stock. Under applicable Nasdaq Stock Market rules, stockholder approval is required for any portion of the transaction which could require the Company to issue a number of shares of common stock equal to 20% of the Company’s outstanding common stock at a price less than the closing price on the day prior to the date of the securities purchase agreement. Accordingly, the Company intends to seek stockholder approval at its annual meeting of stockholders for the conversion of the Series D Preferred Stock and exercise of the warrants in an amount that would exceed, on an as converted basis, 19.99% of the Company’s outstanding common stock. Accordingly, the ability of the Purchasers to fully convert their shares of Series D Preferred Stock and fully exercise their warrants for shares of common stock is subject to our ability to secure the approval of the Company’s stockholders. The Company has entered into voting agreements with stockholders representing a majority of the Company’s outstanding common stock as of the date of the securities purchase agreement pursuant to which those stockholders have agreed to vote in favor of that proposal.

As a result of this offering, the conversion price of our outstanding shares of series B convertible preferred stock will be reduced from $2.30 per share to $0.75 per share, which will result in an increase in the number of shares of common stock underlying the 6,055 shares of series B convertible preferred stock outstanding immediately prior to the offering from approximately 2.6 million shares to approximately 8.1 million shares. In addition, the exercise price of outstanding warrants to purchase 11,275,000 shares of our common stock will be reduced from $2.30 per share to $0.75 per share, although the number of shares purchasable under these warrants will not change.

The foregoing summaries of the terms of the placement agent agreement, the securities purchase agreement and the warrants are subject to, and qualified in their entirety by reference to, the placement agent agreement, the form securities purchase agreement, the form of warrant and the Certificate of Designation for the Series D Preferred Stock, which are filed as Exhibits 1.1, 10.1, 4.1 and 3.1, respectively, to this report and are incorporated herein by reference.  Each of the placement agent agreement and the securities purchase agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.  The provisions of the placement agent agreement and the securities purchase agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 2.05              Costs Associated With Exit or Disposal Activities.

On March 28, 2018, the Company approved a restructuring and reduction in force plan of approximately 26% of the Company’s workforce, which was implemented beginning on March 28, 2018. The Company expects to substantially complete the restructuring in the third quarter of fiscal 2018, which ends on September 30, 2018.  This reduction in force was a part of the Company’s cost reduction efforts as previously announced on March 20, 2018.

The Company estimates it will incur approximately $500,000 of cash expenditures in connection with the restructuring, substantially all of which relate to severance costs. After reviewing the integration of the two acquisitions from 2017, the Company has also implemented a cost-reduction program to streamline expenditures in connection with the ReShape Vest development and clinical trial efforts.  The Company plans to reduce the direct-to-consumer marketing efforts and concentrate our focus on areas that might be expected to support the eventual reimbursement of its products.  The total restructuring expense is expected to be lower than the cash restructuring costs primarily due to the reversal of previously recognized non-cash stock-based compensation expense related to awards that will not vest as a result of the restructuring plan. The Company expects to recognize most of these pre-tax restructuring charges in the first quarter of fiscal 2018.

Item 3.03              Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2018, the Company filed with the Delaware Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”), that created its new Series D Preferred Stock, authorized 6,000 shares of Series D Preferred Stock and designated the preferences, rights and limitations of the Series D Preferred Stock. The terms of the Series D

Preferred Stock are set forth in the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
1.1	Placement Agent Agreement dated as of April 2, 2018 between ReShape Lifesciences Inc. and Ladenburg Thalmann & Co. Inc.
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock
4.1	Form of Common Stock Purchase Warrant to be issued by ReShape Lifesciences Inc. in the offering
5.1	Opinion of Fox Rothschild LLP
10.1	Form of Securities Purchase Agreement, dated April 2, 2018, by and between ReShape Lifesciences Inc. and the Purchasers
23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer

Dated: April 3, 2018